Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K



                                POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of INTERMEDIATE MUNICIPAL TRUST
 and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                DATE



/S/John F. Donahue                  Chairman and Trustee           July 1, 1997
--------------------------------
John F. Donahue                       (Chief Executive Officer)



/s/Glen R. Johnson                  President and Trustee           July 1, 1997
--------------------------------
Glen R. Johnson



/s/John W. McGonigle                Treasurer, Executive
John W. McGonigle                   Vice President and Secretary    July 1, 1997
                                     (Principal Financial and
                                     Accounting Officer)



/s/Thomas G. Bigley                 Trustee                         July 1, 1997
Thomas G. Bigley



/s/John T. Conroy, Jr.              Trustee                       July 1, 1997
--------------------------------
John T. Conroy, Jr.

SIGNATURES                          TITLE                                  DATE



/s/William J. Copeland              Trustee                        July 1, 1997
William J. Copeland



/s/James E. Dowd                    Trustee                        July 1, 1997
James E. Dowd



/s/Lawrence D. Ellis, M.D.          Trustee                        July 1, 1997
--------------------------------
Lawrence D. Ellis, M.D.



/s/Edward L. Flaherty, Jr.          Trustee                        July 1, 1997
--------------------------------
Edward L. Flaherty, Jr.



/s/Peter E. Madden                  Trustee                        July 1, 1997
Peter E. Madden



/s/Gregor F. Meyer                  Trustee                        July 1, 1997
Gregor F. Meyer



/s/John E. Murray, Jr.              Trustee                        July 1, 1997
--------------------------------
John E. Murray, Jr.



/s/Wesley W. Posvar                 Trustee                        July 1, 1997
Wesley W. Posvar



/s/Marjorie P. Smuts                Trustee                        July 1, 1997
Marjorie P. Smuts




Sworn to and subscribed before me this 1st day of July, 1997




/s/Marie M. Hamm
Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Oct. 9, 2000
Member, Pennsylvania Association of Notaries